UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2025

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Inducement Transaction

On November 25, 2025, Adial Pharmaceuticals, Inc. (the “Company”) entered into a warrant inducement agreement (the “Inducement Agreement”) with a certain holder named therein (the “Holder”) of Series C-1 Common Stock Purchase Warrants to purchase up to 4,025,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), originally issued on May 5, 2025 (the “Series C-1 Warrants”) and Series E Common Stock Purchase Warrants to purchase up to 5,190,675 shares of Common Stock issued on June 18, 2025 (the “Series E Warrants” and together with the Series C-1 Warrants, the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holder of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase an aggregate of 9,215,675 shares of Common Stock, at a reduced exercise price of $0.31 per share. The transactions contemplated by the Inducement Agreement closed on November 28, 2025. The Company received aggregate gross proceeds of approximately $2.86 million, before deducting financial advisory fees and other expenses payable by the Company.

In consideration of the Holder’s immediate exercise of the Existing Warrants in accordance with the Inducement Agreement, the Company issued unregistered Series F Common Stock Purchase Warrants (the “New Warrants”) to purchase up to 13,823,512 shares of Common Stock (the “New Warrant Shares”).

In addition, pursuant to the Inducement Agreement, and subject to certain exceptions, the Company agreed not to, until 60 days from the date of the Inducement Agreement, (i) enter into or effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Inducement Agreement), or (ii) file any registration statement or any amendment or supplement to any existing registration statement, which certain exceptions include, sales of Common Srock pursuant to an “at the market offering” with A.G.P./Alliance Global Partners (“AGP”) (the “ATM Offering”) beginning on the 31st day following the date of the Inducement Agreement and the filing of the Resale Registration Statement (as defined below). The Company has also agreed not to enter into a Variable Rate Transaction (as defined in the Inducement Agreement) for a period of six (6) months following the date of the Inducement Agreement, provided however that sales pursuant to the ATM Offering are permitted to be made beginning on the 31st day following the date of the Inducement Agreement.

The issuance of the shares of Common Stock underlying the Existing Warrants have been registered pursuant to, (i) with respect to the Series C-1 Warrants, an existing registration statement on Form S-3 (File No. 333-287679), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2025, and (ii) with respect to the Series E Warrants, an existing registration statement on Form S-1 (File No. 333-287826), which was declared effective by the SEC on June 16, 2025.

The Company agreed in the Inducement Agreement to file a registration statement to register the resale of the New Warrant Shares (the “Resale Registration Statement”) within thirty (30) days following the date of the Inducement Agreement, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) days (or, in the event of a full review, ninety (90) calendar days) following the date of the Inducement Agreement.

The Company further agreed in the Inducement Agreement to seek approval from its stockholders of the full exercise of the New Warrants and the issuance of all of the New Warrant Shares upon the exercise thereof (“Stockholder Approval”), it being understood that no portion of the New Warrants may be exercised until such Stockholder Approval is obtained. The Company shall hold an annual or special meeting of its stockholders on or prior to the date that is one hundred and twenty (120) days following the Closing Date (as defined in the Inducement Agreement) for the purpose of obtaining Stockholder Approval. If the Company does not obtain all components of the Stockholder Approval at the first such meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding.

The Company expects to use the net proceeds from these transactions for working capital and other general corporate purposes.

AGP served as the Company’s financial advisor in connection with the transactions described in the Inducement Agreement, and the Company agreed to pay AGP a financial advisory fee of 8.0% of the aggregate gross proceeds raised in connection with the issuance and sale of securities covered by the Inducement Agreement and $25,000 for legal fees.

Terms of the New Warrants

The New Warrants have an exercise price of $0.31 per share, subject to adjustment as provided in the New Warrants, will be exercisable at any time on or after the date on which the Company receives Stockholder Approval (the “Stockholder Approval Date”) and have a term of exercise of twenty-four (24) months from the Stockholder Approval Date.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the New Warrant Shares by the Holder, then the New Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a fundamental transaction, as described in the New Warrants, the holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the New Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its New Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction.

The Company may not effect the exercise of New Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such New Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such New Warrants.

Except as otherwise provided in the New Warrants or by virtue of the Holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

The foregoing descriptions of each of the Inducement Agreement and the New Warrants do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Inducement Agreement and New Warrants, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The New Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act. The private placement of the New Warrants and the New Warrant Shares offered to the Holder in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Neither the New Warrants nor the New Warrant Shares may be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 8.01. Other Events.

On November 26, 2025, the Company issued a press release announcing the transactions contemplated pursuant to the Inducement Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series F Warrant
10.1	Form of Warrant Inducement Agreement, dated November 25, 2025, by and between Adial Pharmaceuticals, Inc. and Holder
99.1	Press release issued by Adial Pharmaceuticals, Inc. on November 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2025	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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